EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Equity Compensation Plan of Pluristem Therapeutics Inc. (the "Company"), of our reports dated September 9, 2015, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company included in its Annual Report (Form 10-K) for the year ended June 30, 2015, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global
Haifa, Israel June 29, 2016